Exhibit 1.7(b)
SUPPLEMENTAL REMARKETING AGREEMENT

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202

Ladies and Gentlemen:
This Supplemental Remarketing Agreement (this “Supplemental Agreement”) is dated as of May 5, 2022 by and among The Southern Company, a Delaware corporation (the “Company”), each of the remarketing agents named in Schedule A hereto (each, a “Remarketing Agent” and collectively, the “Remarketing Agents”) and U.S. Bank Trust Company, National Association, solely as attorney-in-fact of the Holders of the Purchase Contracts, relating to the appointment of such entities named in Schedule A hereto to serve as Remarketing Agents with respect to the Remarketing of the Notes in the amounts set forth in Schedule A hereto opposite the name of such Remarketing Agent agreed to in the Remarketing Agreement (the “Remarketing Agreement”) dated as of April 13, 2022 by and among the Company, each of the Remarketing Agents and U.S. Bank Trust Company, National Association, solely as attorney-in-fact of the Holders of the Purchase Contracts. Capitalized terms used and not defined in this Supplemental Agreement shall have the meanings set forth in the Remarketing Agreement or, if not set forth therein, in the Purchase Contract and Pledge Agreement dated as of August 16, 2019 (the “Purchase Contract and Pledge Agreement”), among the Company, U.S. Bank Trust Company, National Association, as successor Purchase Contract Agent (the “Purchase Contract Agent”) and attorney-in-fact of the Holders of the Purchase Contracts, and U.S. Bank Trust Company, National Association, as successor Collateral Agent and successor Custodial Agent and U.S. Bank National Association, as Securities Intermediary.

In order to specify certain details in connection with the Remarketing, the parties hereto agree as follows:
1.         As provided in the Purchase Contract Agent’s notice delivered to the Remarketing Agents on May 4, 2022, pursuant to Section 5.02(a)(iii) of the Purchase Contract and Pledge Agreement, the aggregate principal amount of Notes underlying the Pledged Applicable Ownership Interests in (a) Series 2019A Notes that are part of the Corporate Units to be remarketed is $862,500,000 and (b) Series 2019B Notes that are part of the Corporate Units to be remarketed is $862,500,000, and as provided in the Custodial Agent’s notice to the Remarketing Agents on May 4, 2022 pursuant to Section 5.02(a)(ii) of the Purchase Contract and Pledge Agreement, no Separate Notes are to be remarketed.
2.         The Reset Rate for the remarketed Series 2019A Notes shall be 4.475% and for the remarketed Series 2019B Notes shall be 5.113%.
3.         The delivery of the remarketed Notes shall be made in fully registered form, registered in the name of CEDE & CO., to the offices of The Depository Trust Company in New York, New York or its designee, and the Remarketing Agents shall accept such delivery.
4.         The Remarketing Fee shall be an amount equal to (a) 0.25% of the principal amount of the remarketed Series 2019A Notes and (b) 0.60% of the principal amount of the remarketed Series 2019B Notes. The Remarketing Fee shall be paid by the Company on the Remarketing Settlement Date.
5.         For purposes of this Supplemental Agreement and pursuant to Section 3(h) of the Remarketing Agreement, (i) the “Applicable Time” is 4:45 P.M. (New York time) on the date of this Supplemental Agreement, (ii) the “Pricing Prospectus” is the Company’s prospectus dated February 19, 2021, as supplemented by the preliminary prospectus supplement dated May 5, 2022 relating to the Notes and filed by the Company pursuant to Rule 424(b) of the Rules and Regulations and (iii) the “Final Supplemented Prospectus” is the Company’s prospectus dated February 19, 2021, as supplemented by the final prospectus supplement dated May 5, 2022 relating to the Notes and filed by the Company pursuant to Rule 424(b) of the Rules and Regulations.
6.         The Remarketing Agents hereby confirm and acknowledge that they have furnished to the Company in writing the following information for use in the Pricing Prospectus and the Final Supplemented Prospectus: the third paragraph, the first sentence of the sixth paragraph, the ninth paragraph, the tenth paragraph and the fourteenth paragraph of text under the caption “Remarketing” appearing on pages S-16 and S-17 of the Pricing Prospectus and the Final Supplemented Prospectus.
7.         Each Remarketing Agent covenants and agrees with the Company as follows:
a)         Each Remarketing Agent will not offer, sell or deliver any of the Notes, directly or indirectly, or distribute the Pricing Prospectus, the Final Supplemented Prospectus or any other offering material relating to the Notes, in or from any jurisdiction except under circumstances that will, to the best of such Remarketing Agent’s knowledge and belief, result in compliance with the applicable laws and regulations and which will not impose any obligations on the Company except as set forth in this Supplemental Agreement and the Remarketing Agreement.
b)         Each Remarketing Agent will sell the Notes in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.
c)         In relation to each member state of the European Economic Area (“EEA”), each Remarketing Agent has not offered, sold or otherwise made available and will not offer, sell or otherwise make available to any retail investor in the EEA, the Notes.
For the purposes of paragraph (c), a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129.
d)         In relation to the United Kingdom (“UK”), each Remarketing Agent has not offered, sold or otherwise made available and will not offer, sell or otherwise make available to any retail investor in the UK any of the Notes.
For the purposes of paragraph (d), a “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA.
Each Remarketing Agent (A) has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (B) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the UK.
e)         Each Remarketing Agent has not offered or sold and will not offer or sell the

Notes by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
f)         Each Remarketing Agent will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law (Law No. 25 of 1948, as amended) and any other applicable laws, regulations and ministerial guidelines of Japan.
g)         Each Remarketing Agent represents and agrees that the Notes may not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations.
h)         Each Remarketing Agent agrees that, in connection with the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, that it (A) has not circulated or distributed, nor has it offered or sold the Notes, or caused the Notes to be made the subject of an invitation for subscription or purchase, and (B) will not circulate or distribute, nor will it offer or sell the Notes, or cause the Notes to be made the subject of an invitation for subscription or purchase, in each of (A) and (B), whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
i)         Each Remarketing Agent will not publicly distribute or otherwise make publicly available in Switzerland the Pricing Prospectus, the Final Supplemented Prospectus or any other offering or marketing material relating to the Notes.
j)         Each Remarketing Agent has not registered and will not register the Notes with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) pursuant to relevant securities laws and regulations. Each Remarketing Agent represents and agrees that (A) the Notes may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan and (B) no person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.
k)         Each Remarketing Agent has not registered and will not register the Notes with the Emirates Securities and Commodities Authority or the Central Bank of the United Arab Emirates (the “UAE”), the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange.
8.         The Company, the Remarketing Agents and the Purchase Contract Agent acknowledge that the Company has appointed Goldman Sachs & Co. LLC as the Quotation Agent and that Goldman Sachs & Co. LLC has been identified as the dealer pursuant to the procedures described in the definition of “Treasury Portfolio Purchase Price” and in Section 5.02(a)(vi) of the Purchase Contract and Pledge Agreement.
9.         Notwithstanding any other provisions of this Supplemental Agreement, the Purchase Contract Agent shall be entitled to all the rights, protections, immunities and privileges granted to the Purchase Contract Agent in the Purchase Contract and Pledge Agreement.
If any provision of this Supplemental Agreement relating to the Remarketing conflicts, or is inconsistent, with the Remarketing Agreement, this Supplemental Agreement shall control.
THIS SUPPLEMENTAL AGREEMENT     SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.
This Supplemental Agreement may be executed by any one or more of the parties hereto in any number of counterparts by manual, facsimile or electronic signature, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “delivery” and words of like import in or relating to this Supplemental Agreement or any document to be signed in connection with this Supplemental Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
[Signature Pages Follow]

If the foregoing correctly sets forth the agreement by and among the Company, the Remarketing Agents and the Purchase Contract Agent, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

THE SOUTHERN COMPANY

By:	/s/ Jon P. Haygood
Name: Jon P. Haygood
Title: Assistant Treasurer

1

CONFIRMED AND ACCEPTED:

BARCLAYS CAPITAL INC.
as Remarketing Agent

By:    _/s/ Robert Stowe_______
    Name:  Robert Stowe
    Title:  Managing Director

CITIGROUP GLOBAL MARKETS INC.
as Remarketing Agent

By:    _/s/ Brian D. Bednarski___
    Name: Brian D. Bednarski
    Title: Managing Director

GOLDMAN SACHS & CO. LLC
as Remarketing Agent

By:    _/s/ Kevin Dirkse________
    Name: Kevin Dirkse
    Title: Managing Director

J.P. MORGAN SECURITIES LLC
as Remarketing Agent

By:    _/s/ Robert Bottamedi_____
    Name: Robert Bottamedi
    Title: Executive Director

MORGAN STANLEY & CO. LLC
as Remarketing Agent

By:    __/s/ Nicholas Tatlow_____
    Name: Nicholas Tatlow
    Title: Managing Director

WELLS FARGO SECURITIES, LLC
as Remarketing Agent

By:    _/s/ Carolyn Hurley______
    Name: Carolyn Hurley
    Title: Managing Director

2

U.S. Bank Trust Company, National Association, as attorney-in-fact of the Holders of the Purchase Contracts

By:	/s/ Laurel Casasanta
Name: Laurel Casasanta
Title: Vice President

3

Schedule A

Remarketing Agents	Principal Amount of Series 2019A Notes	Principal Amount of Series 2019B Notes
Barclays Capital Inc.	$143,750,000	$143,750,000
Citigroup Global Markets Inc.	143,750,000	143,750,000
Goldman Sachs & Co. LLC	143,750,000	143,750,000
J.P. Morgan Securities LLC	143,750,000	143,750,000
Morgan Stanley & Co. LLC	143,750,000	143,750,000
Wells Fargo Securities, LLC	143,750,000	143,750,000

TOTAL:	$862,500,000	$862,500,000

A-1